Exhibit 4.17

Letter of Support

TO THE BOARD OF DIRECTORS OF
DAQO NEW ENERGY CORP.

We, as major shareholders, acknowledge the net current liability position of Daqo New Energy Corp. as of December 31, 2014 and agree to provide necessary financial support to Daqo New Energy Corp. and its subsidiaries through Daqo Group Co., Ltd. (“Daqo Group”), another company wholly owned by the shareholders of us and a related party of Daqo New Energy Corp., which has sufficient capital and access to resources and hence the ability do so.

The details of our agreed financial support to Daqo New Energy Corp. include the following:

1.	We agree that Daqo New Energy Corp. does NOT have to repay us the amount of RMB 489 million owed as of December 31, 2014 to Daqo Group, Daqo Solar Co., Ltd., Xinjiang Daqo Investment Co., Ltd and Daqo New Material Co., Ltd. before January 1, 2016.

2.	In addition, we agree to provide Daqo New Energy Corp. additional financial funding to support the Company’s operation between January 1, 2015 and December 31, 2015. Daqo New Energy Corp. does NOT have to repay us this amount before January 1, 2016.

3.	In addition, the management of Daqo New Energy Corp. should immediately suspend the capacity expansion project in its Xinjiang facilities if they don’t have sufficient financial resources to continue the project after repaying all other financial obligations.

We agree to provide funding to support the Company to repay all the financial obligations already committed related to the capacity expansion project in its Xinjiang facilities. Daqo New Energy Corp. does NOT have to repay us this amount before January 1, 2016.

Investor name:	MILLION FORTUNE INTERNATIONAL LIMITED
Signature:	/s/ Wanlin Gao
Date:	March 6, 2015

Investor name:	BEST MOUNT INTERNATIONAL LIMITED
Signature:	/s/ Jianrong Tang
Date:	March 6, 2015

Investor name:	ACE PRO HOLDINGS LIMITED
Signature:	/s/ Bin Cai
Date:	March 6, 2015

Investor name:	INSTANTUP INVESTMENTS LIMITED
Signature:	/s/ Dafeng Shi
Date:	March 6, 2015

Investor name:	GOLD INTELLECT LIMITED
Signature:	/s/ Guangfu Xu
Date:	March 6, 2015

Investor name:	PLENTY CHINA LIMITED
Signature:	/s/ Xiang Xu
Date:	March 6, 2015

Investor name:	RUIAN INTERNATIONAL LIMITED
Signature:	/s/ Fei Ge
Date:	March 6, 2015

Investor name:	LUCKY PROSPER INVESTMENTS LIMITED
Signature:	/s/ Dafeng Shi
Date:	March 6, 2015

Investor name:	JIA XIN ENTERPRISES LIMITED
Signature:	/s/ Bin Cai
Date:	March 6, 2015

Investor name:	DAQO GROUP CO., LTD.
Signature:	/s/ Guangfu Xu
Date:	March 6, 2015